Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, Oct. 28, 2014 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported third quarter 2014 net income of $74.6 million, or $0.89 per diluted share, compared to net income of $83.0 million, or $0.98 per diluted share, during the previous quarter and net income of $68.4 million, or $0.80 per diluted share, during the third quarter of 2013.  During the current quarter, the company recognized an intangible asset impairment charge of $7.9 million ($5.0 million net of taxes, or $0.06 per diluted share) related to a subadvisory agreement to manage certain mutual funds.  Excluding this charge and the related tax benefit, net income would have been $79.6 million, or $0.94(1) per diluted share.(2)

Operating revenues of $409.6 million rose 2% sequentially and 18% compared to the same period last year.  Our operating margin was 30.6% during the quarter, or 32.5% excluding the impairment charge(1).  This compares favorably to 30.9% during the previous quarter and 29.8% during the same period last year.

On September 30, 2014, assets under management were $128.9 billion, down 5% during the quarter due to a combination of market depreciation and outflows.  Compared to September 30, 2013, assets under management rose 13%.  Average assets under management were $133.1 billion during the quarter.

Business Discussion

“Headwinds our company has endured these last few months have led to disappointing outflows and detracted from an otherwise solid quarter,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “Our operating revenues rose and by keeping expenses in check, our operating margin expanded, after adjusting for the impairment charge.  Our investment management professionals remain committed to deliver superior investment performance.  For the 3— and 5— year periods, 69% of assets were ranked in the top quartile of Lipper.”

Sales in our Wholesale channel were $4.3 billion, down 12% sequentially and 18% compared to the same period last year.  This channel had outflows of $2.6 billion compared to inflows of $104 million during the second quarter and inflows of $1.6 billion during the third quarter of 2013.  Outflows in the current quarter were due to a combination of industry-wide outflows in high yield, performance weakness in one of our largest funds and concerns about portfolio manager turnover, which is very unusual for our firm.

(1)  GAAP EPS of $0.89 plus the $0.06 impairment charge does not foot to the adjusted EPS of $0.94 due to rounding.

(2)  Reconciliation to GAAP on page 9.

The Advisors channel had sales of $1.3 billion, down 9% sequentially and up 6% compared to the same quarter in 2013.  The channel experienced inflows of $64 million during the quarter compared to $271 million last quarter and $88 million during the same quarter last year.

Our Institutional channel, lumpy by nature, had outflows of $399 million during the current quarter.

Management Fee Revenue Analysis

Management fees rose 2% sequentially, benefiting from one additional day during the current quarter and higher levels of average assets under management.  Compared to the same period in 2013, revenues rose 19% due to higher levels of average assets under management.  The effective fee rate remained relatively unchanged across each quarter at 59 basis points.

Underwriting and Distribution Analysis

Wholesale channel

Revenues were largely unchanged compared to the second quarter of 2014 while direct costs declined due to lower commissions paid to wholesalers and third party distributors.  Indirect costs increased slightly.

Compared to the same period in 2013, revenues rose primarily due to higher asset-based Rule 12b-1 fees.  Direct costs rose in correlation with higher Rule 12b-1 fees and to a lesser degree, commissions paid to wholesalers and third party distributors. Indirect costs rose due to higher marketing costs.

Advisors channel

Sequentially, revenues rose primarily due to asset-based advisory fees and to a lesser degree, due to Rule 12b-1 fees.  Direct costs increased in correlation with revenues while indirect costs declined slightly due to a combination of lower marketing costs, payroll taxes and benefits.

Compared to the third quarter of 2013, the increase in revenues was primarily due to higher advisory fees.  Higher asset-based Rule 12b-1 fees and to a lesser degree, higher front load commissions, also contributed to the increase in revenues.  Direct costs rose with revenues, while indirect costs rose due to higher compensation and sales program costs.

Compensation and Related Expense Analysis

Costs were largely unchanged compared to second quarter levels.  Higher incentive compensation costs were offset by lower equity compensation costs and payroll taxes.

Compared to the same period last year, costs declined slightly due to a combination of lower bonuses, pension and equity compensation costs, which were largely offset by higher base salary expense.

General and Administrative Expense Analysis

Costs declined sequentially due to a number of items, including IT consulting, business meeting, travel, and marketing costs.  Compared to the same period last year, costs rose primarily due to higher IT consulting, dealer service and legal costs.

Unaudited Balance Sheet Information

Schedule of Selected Items

(Amounts in millions)

	Quarter ended
	Sept. 30, 2014
Cash & cash equivalents (unrestricted)	$529.0
Investment securities	243.9
Total assets	1,399.0
Long-term debt	190.0
Total liabilities	607.2
Stockholders’ equity	791.8

Shares outstanding	84.1	million shares

($ in thousands)

	Quarter ended	Year-to-Date
	Sept. 30, 2014	Sept. 30, 2014
Shares repurchased
Number of shares	614,062	1,522,270
Total cost	$34,423	$96,145

Dividend paid
Rate per share	$0.34	$1.02
Total paid	$28,791	$86,754

Capital returned to stockholders	$63,214	$182,899

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	2013				2014
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$148,445	$156,219	$165,559	$180,219	$188,037	$193,624	$197,783
Underwriting and distribution fees	135,419	141,597	146,863	158,940	165,267	169,001	173,047
Shareholder service fees	32,691	33,890	34,667	35,845	37,112	38,009	38,728
Total operating revenues	316,555	331,706	347,089	375,004	390,416	400,634	409,558
Operating Expenses:
Underwriting and distribution	161,571	164,844	169,046	181,252	194,951	195,608	197,246
Compensation and related costs	48,155	47,376	49,472	52,594	50,009	48,589	48,375
General and administrative	16,208	26,938	20,462	22,811	23,756	27,183	24,924
Subadvisory fees	4,484	4,291	1,667	1,778	1,877	2,069	2,203
Depreciation	3,227	3,222	3,172	3,213	3,249	3,541	3,786
Intangible asset impairment	0	0	0	0	0	0	7,900
Total operating expenses	233,645	246,671	243,819	261,648	273,842	276,990	284,434
Operating Income	82,910	85,035	103,270	113,356	116,574	123,644	125,124
Investment and other income/(loss)	4,377	1,002	5,212	9,313	3,900	6,100	(1,205)
Interest expense	(2,854)	(2,858)	(2,832)	(2,700)	(2,755)	(2,755)	(2,769)
Income before taxes	84,433	83,179	105,650	119,969	117,719	126,989	121,150
Provision for taxes	30,570	31,222	37,231	41,210	42,855	44,001	46,564
Net Income	$53,863	$51,957	$68,419	$78,759	$74,864	$82,988	$74,586
Net income per share, basic and diluted:	0.63	0.61	0.80	0.92	0.88	0.98	0.89
Weighted average shares outstanding - basic and diluted	85,593	85,869	85,603	85,294	85,019	85,073	84,242
Operating margin	26.2%	25.6%	29.8%	30.2%	29.9%	30.9%	30.6%

Net Distribution Cost Analysis

(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
U&D Revenues	$48,175	$49,846	$52,472	$56,926	$59,564	$60,237	$59,807
U&D Expenses - Direct	(63,548)	(64,694)	(67,107)	(72,698)	(79,700)	(76,834)	(75,775)
U&D Expenses - Indirect	(11,000)	(11,229)	(10,409)	(11,285)	(11,535)	(12,791)	(13,317)
Net Distribution (Costs)	$(26,373)	$(26,077)	$(25,044)	$(27,057)	$(31,671)	$(29,388)	$(29,285)

Advisors Channel
U&D Revenues	$87,244	$91,751	$94,391	$102,014	$105,703	$108,764	$113,240
U&D Expenses - Direct	(59,657)	(62,794)	(64,550)	(69,023)	(74,697)	(76,867)	(79,700)
U&D Expenses - Indirect	(27,366)	(26,127)	(26,980)	(28,246)	(29,019)	(29,116)	(28,454)
Net Distribution (Costs)/Excess	$221	$2,830	$2,861	$4,745	$1,987	$2,781	$5,086

Changes in Assets Under Management

(Amounts in millions)

	2013				2014
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
Beginning assets	$48,930	$53,254	$53,860	$59,661	$67,055	$70,467	$71,671
Sales*	5,042	5,030	5,191	6,148	7,017	4,864	4,269
Redemptions	(3,157)	(3,983)	(3,723)	(3,449)	(3,562)	(4,363)	(7,008)
Net Exchanges	66	61	83	91	112	(397)	112
Net flows	1,951	1,108	1,551	2,790	3,567	104	(2,627)
Market action	2,373	(502)	4,250	4,604	(155)	1,100	(2,669)
Ending assets	$53,254	$53,860	$59,661	$67,055	$70,467	$71,671	$66,375

Advisors Channel
Beginning assets	$35,660	$37,915	$38,172	$40,767	$43,667	$44,224	$45,797
Sales*	1,303	1,404	1,242	1,283	1,435	1,457	1,322
Redemptions	(1,047)	(1,083)	(1,071)	(1,104)	(1,106)	(1,098)	(1,146)
Net Exchanges	(66)	(62)	(83)	(92)	(112)	(88)	(112)
Net flows	190	259	88	87	217	271	64
Market action	2,065	(2)	2,507	2,813	340	1,302	(953)
Ending assets	$37,915	$38,172	$40,767	$43,667	$44,224	$45,797	$44,908

Institutional Channel
Beginning assets	$11,775	$12,626	$12,312	$13,316	$15,821	$16,692	$18,165
Sales*	430	379	386	1,913	1,554	1,193	328
Redemptions	(469)	(811)	(550)	(792)	(679)	(851)	(727)
Net Exchanges	0	0	0	0	0	485	0
Net flows	(39)	(432)	(164)	1,121	875	827	(399)
Market action	890	118	1,168	1,384	(4)	646	(163)
Ending assets	$12,626	$12,312	$13,316	$15,821	$16,692	$18,165	$17,603

Consolidated Total
Beginning assets	$96,365	$103,795	$104,344	$113,744	$126,543	$131,383	$135,633
Sales*	6,775	6,813	6,819	9,344	10,006	7,514	5,919
Redemptions	(4,673)	(5,877)	(5,344)	(5,345)	(5,347)	(6,312)	(8,881)
Net Exchanges	0	(1)	0	(1)	0	0	0
Net flows	2,102	935	1,475	3,998	4,659	1,202	(2,962)
Market action	5,328	(386)	7,925	8,801	181	3,048	(3,785)
Ending assets	$103,795	$104,344	$113,744	$126,543	$131,383	$135,633	$128,886

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	2013				2014
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Channel highlights
Number of Wholesalers	50	50	49	50	60	60	59
Number of Advisors	1,717	1,734	1,784	1,746	1,737	1,740	1,759
Advisors’ Productivity *	50.5	53.1	53.7	57.4	60.9	62.4	64.6

Redemption rates - long term assets
Wholesale	24.6%	29.4%	25.7%	21.7%	21.1%	25.1%	40.3%
Advisors	9.4%	9.1%	8.7%	8.5%	8.2%	7.9%	8.2%
Institutional	15.5%	25.5%	17.0%	21.6%	17.0%	19.9%	16.1%
Total	18.0%	21.7%	18.6%	17.1%	16.2%	18.7%	26.1%

Operating highlights
Organic growth/(decay) annualized	8.7%	3.6%	5.7%	14.1%	14.7%	3.7%	-8.7%
Total assets under management (in millions)	103,795	104,344	113,744	126,543	131,383	135,633	128,886

Diversification (Company Total)
As % of Sales
Asset Strategy	33.6%	28.5%	25.9%	27.6%	33.4%	26.3%	24.9%
Fixed Income	30.7%	30.4%	31.8%	24.4%	23.3%	25.4%	28.8%
Other	35.7%	41.1%	42.3%	48.0%	43.3%	48.3%	46.3%
As % of Assets Under Management
Asset Strategy	33.7%	33.4%	33.8%	34.3%	33.9%	32.9%	32.0%
Fixed Income	20.7%	19.9%	19.0%	18.1%	18.6%	18.7%	18.2%
Other	45.6%	46.7%	47.2%	47.6%	47.5%	48.4%	49.8%

Operating margin	26.2%	25.6%	29.8%	30.2%	29.9%	30.9%	30.6%

	1 Year	3 Years	5 Years
Lipper Fund Rankings
Funds ranked in top quartile	36%	41%	36%
Funds ranked in top half	58%	61%	61%

Assets ranked in top quartile	16%	69%	69%
Assets ranked in top half	34%	77%	82%

*            Advisors’ productivity is calculated by dividing U&D revenues for the Advisors channel by the average number of advisors during the period.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	Year to Date
	Sep-14	Sep-13	% Change
Operating Revenues:
Investment management fees	$579,444	$470,223	23.2%
Underwriting and distribution fees	507,315	423,879	19.7%
Shareholder service fees	113,849	101,248	12.4%
Total operating revenues	1,200,608	995,350	20.6%
Operating Expenses:
Underwriting and distribution	587,805	495,461	18.6%
Compensation and related costs	146,973	145,003	1.4%
General and administrative	75,863	63,608	19.3%
Subadvisory fees	6,149	10,442	-41.1%
Depreciation	10,576	9,621	9.9%
Intangible asset impairment	7,900	0	N/M
Total operating expenses	835,266	724,135	15.3%
Operating Income	365,342	271,215	34.7%
Investment and other income	8,795	10,591	-17.0%
Interest expense	(8,279)	(8,544)	-3.1%
Income before taxes	365,858	273,262	33.9%
Provision for taxes	133,420	99,023	34.7%
Net Income	$232,438	$174,239	33.4%
Net income per share, basic and diluted	2.74	2.03	34.8%
Weighted average shares outstanding - basic and diluted	84,775	85,688	-1.1%
Operating margin	30.4%	27.2%	11.7%

Net Distribution Cost Analysis

(Amounts in thousands)

	Year to Date
	Sep-14	Sep-13	% Change
Wholesale Channel
U&D Revenues	$179,608	$150,493	19.3%
U&D Expenses - Direct	(232,309)	(195,349)	18.9%
U&D Expenses - Indirect	(37,643)	(32,638)	15.3%
Net Distribution (Costs)	$(90,344)	$(77,494)	16.6%

Advisors Channel
U&D Revenues	$327,707	$273,386	19.9%
U&D Expenses - Direct	(231,264)	(187,001)	23.7%
U&D Expenses - Indirect	(86,589)	(80,473)	7.6%
Net Distribution (Costs)/Excess	$9,854	$5,912	66.7%

Changes in Assets Under Management

(Amounts in millions)

	Year to Date
	Sep-14	Sep-13	% Change
Wholesale Channel
Beginning assets	$67,055	$48,930	37.0%
Sales*	16,150	15,262	5.8%
Redemptions	(14,933)	(10,863)	37.5%
Net Exchanges	(173)	211	N/M
Net flows	1,044	4,610	-77.4%
Market action	(1,724)	6,121	-128.2%
Ending assets	$66,375	$59,661	11.3%

Advisors Channel
Beginning assets	$43,667	$35,660	22.5%
Sales*	4,214	3,949	6.7%
Redemptions	(3,350)	(3,201)	4.7%
Net Exchanges	(312)	(211)	N/M
Net flows	552	537	2.8%
Market action	689	4,570	-84.9%
Ending assets	$44,908	$40,767	10.2%

Institutional Channel
Beginning assets	$15,821	$11,775	34.4%
Sales*	3,075	1,195	157.3%
Redemptions	(2,257)	(1,830)	23.3%
Net Exchanges	485	0	N/M
Net flows	1,303	(635)	305.2%
Market action	479	2,176	-78.0%
Ending assets	$17,603	$13,316	32.2%

Consolidated Total
Beginning assets	$126,543	$96,365	31.3%
Sales*	23,439	20,406	14.9%
Redemptions	(20,540)	(15,894)	29.2%
Net Exchanges	0	0	N/M
Net flows	2,899	4,512	-35.7%
Market action	(556)	12,867	-104.3%
Ending assets	$128,886	$113,744	13.3%

*            Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Management believes adjusting results to exclude unusual charges provides investors with important information when comparing our results to prior periods and to the results of other companies.  However, adjusted results do not represent and should not be considered as an alternative to net income and net income per diluted share calculated and presented in accordance with U.S. GAAP.

Reconciliation of U.S. GAAP Net Income and Operating Margin to Adjusted Net Income and Adjusted Operating Margin

(Amounts in thousand, except per share data)

	3rd Qtr. 2014	Per Share

Net Income, GAAP basis	$74,586	$0.89
Add back intangible impairment charge	7,900
Deduct tax benefit from impairment charge	(2,920)	0.06
Net Income, as adjusted	$79,566	$0.94	*

Weighted average shares outstanding - basic and diluted		84,242

* Does not foot due to rounding.

3rd Qtr. 2014

Operating Revenues, GAAP basis	$409,558

Operating Expenses, GAAP basis	284,434
Deduct intangible impairment charge	7,900
Operating Expenses, as adjusted	276,534

Operating Income, as adjusted	$133,024

Operating Margin, as adjusted	32.5%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, which include, without limitation:

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          Our inability to provide sufficient capital to support new investment products;

•                                          The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                                          Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; and

•                                          Our inability to attract and retain senior executive management and other key personnel to conduct our broker/dealer, fund management and investment advisory business.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2013 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2014.  All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.